UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2009

TEXTRON INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-5480	05-0315468
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Westminster Street, Providence, Rhode Island  02903

(Address of principal executive offices, including zip code)

(401) 421-2800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.        OTHER EVENTS

On September 17, 2009, Textron Inc. (the “Company”) issued and sold $350,000,000 principal amount of its 6.20% notes due 2015 (the “2015 Notes”) and $250,000,000 principal amount of its 7.25% notes due 2019 (the “2019 Notes” and, together with the 2015 Notes, the “Notes”) pursuant to the Company’s Registration Statement on Form S-3 (No. 333-152562), including the related Prospectus dated July 28, 2008, as supplemented by the Prospectus Supplement dated September 14, 2009.  The exhibits to this Current Report on Form 8-K are hereby incorporated by reference in such Registration Statement.

ITEM 9.01.        FINANCIAL STATEMENTS AND EXHIBITS

(d)        Exhibits:

1.2                                          Underwriting Agreement dated September 14, 2009 between the Company and the underwriters named therein, for whom Banc of America Securities LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Goldman, Sachs & Co. and J.P. Morgan Securities Inc. acted as representatives, relating to the offer and sale of the Notes, including Underwriting Agreement Standard Provisions (Debt) dated September 14, 2009.

4.1                                          Form of Global Note for the 2015 Notes.

4.2                                          Form of Global Note for the 2019 Notes.

4.3                                          Officers’ Certificate dated September 14, 2009 establishing the Notes pursuant to the Indenture.

5.1                                          Opinion of Pillsbury Winthrop Shaw Pittman LLP regarding the legality of the Notes issued by the Company.

23.1                                    Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXTRON INC.
(Registrant)

/s/ Mary F. Lovejoy
Name: Mary F. Lovejoy
Title: Vice President and Treasurer

Date: September 17, 2009

Exhibit Index

Exhibit No.	Description

1.2

Underwriting Agreement dated September 14, 2009 between the Company and the underwriters named therein, for whom Banc of America Securities LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Goldman, Sachs & Co. and J.P. Morgan Securities Inc. acted as representatives, relating to the offer and sale of the Notes, including Underwriting Agreement Standard Provisions (Debt) dated September 14, 2009.

4.1	Form of Global Note for the 2015 Notes.

4.2	Form of Global Note for the 2019 Notes.

4.3	Officers’ Certificate dated September 14, 2009 establishing the Notes pursuant to the Indenture.

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP regarding the legality of the Notes issued by the Company.

23.1	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5).